UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Rule 14c-101)
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[ ]	Definitive Information Statement

2050 MOTORS, INC.

(Name of Registrant as Specified In Its Charter)

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2050 MOTORS, INC.

3420 Bunkerhill Drive

North Las Vegas, Nevada 89032

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about August __, 2017 to the shareholders of record on July 24, 2017 (the “Record Date”) of 2050 Motors, Inc., a California corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of July 24, 2017. The actions to be taken pursuant to the written consent may be taken on or about August __, 2017, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Michael Hu

President

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF THE SHAREHOLDER HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS.

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated July 24, 2017, in lieu of a special meeting of the shareholders.

To amend the Company’s certificate of incorporation to (1) increase (the “Increase”) the authorized shares of common stock of the Company from 100,000,000 to 300,000,000 and (2) to create a Preferred Stock class and, and authorize the issuance of up to 10 million shares of Preferred Stock, with such rights, preferences and limitations as may be set from time to time by resolution of the Board (the “Amendment”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of July 24, 2017 (the “Record Date”), the Company’s authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 39,003,986 shares were issued and outstanding and no shares of Preferred Stock were authorized. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of July 24, 2017 have voted in favor of the foregoing action by resolution dated July 24, 2017, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the Amendment will be effectuated on or about August __, 2017.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock, no par value (the “Common Stock”) from 100,000,000 to 300,000,000 and authorize 10,000,000 Preferred Stock, no par value, with such rights, preferences and limitations as may be sent from time to time by resolution of the Board.

How many shares of voting stock were outstanding on the Record Date?

On the Record Date, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 39,003,986 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 20,198,325 shares of Common Stock, or approximately 51.8% of the voting power of our common stockholders eligible to vote on the amendment to our certificate of incorporation.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 300,000,000

Our board of directors and the holders of a majority of the voting power of our stockholders have approved the amendment to our articles of incorporation (the “Amendment”) increasing our authorized shares of Common Stock from 100,000,000 shares to 300,000,000 shares and authorizing 10,000,000 shares of Preferred Stock. The increase in our authorized shares of Common Stock and the new 10,000,000 Preferred stock will become effective upon the filing of the Amendment with the Secretary of State of the State of California. We will file the Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of California is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 100,000,000 shares of Common Stock, no par value per share. As of the Record Date, we had 39,003,986 shares of Common Stock issued and outstanding.

The board of directors believes that the increase in our authorized Common Stock will provide us with greater flexibility with respect to our capital structure for business purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, settlement of debt, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

CREATION OF A PREFERRED STOCK CLASS

General

The Board of Directors and holders of a majority of the outstanding shares of Common Stock have approved a proposal to amend the Company’s certificate of incorporation to create a new class of stock, Preferred Stock, and authorize the issuance of up to 10,000,000 shares, with such rights, preferences and limitations as may be set from time to time by resolution of the Board.

Purposes of the Creation of the Preferred Stock

The Board believes that the stockholders of the Company will benefit from the Amendment to authorize Preferred Stock in that it will provide the Company with available capital that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock options, and conversion of debt to equity and convertible debt and equity financings. The Board also believes that it is in the Company’s and its stockholders’ best interests to authorize the Amendment to enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders. Although the Company has no current financing plans, agreements or commitments for financing, if an opportunity should present itself, the Company may designate and issue shares of Preferred Stock in connection with such a financing from time to time.

Potential risks of the Creation of Preferred Stock

There can be no assurance that additional investors will be attracted to the Company’s new capital structure.

Further, as the newly-created Preferred Stock shareholders will likely have precedence over Common Stock with respect to both the declaration of dividends and in any liquidation of the Company, holders of Common Stock may not receive a dividend or proceeds from a liquidation of the Company, while the holders of Preferred Stock may receive such dividends of proceeds.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the Amendment as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the Amendment that are different from or greater than those of any other of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Outstanding Stock (1)

Michael Hu, President, CFO & Director (2)	5,800,000	14.9%
5271 Manor View Dr.
Yorba Linda, CA 92886

Bernd Schaefers, Secretary & Director	1,855,387	4.8%
2320 Thompson Way, Apt. L
Santa Maria, CA 93455

Mark R. Edwards, Ph.D., Director.	125,000	*
3420 Bunkerhill Dr.
North Las Vegas, NV 89032

George S. Hedrick (3)	2,108,333	5.4%
413 Silver Praire Ct.
Las Vegas, NV 89144

All Executive Officers and Directors as a Group (3 Person)	7,380,387	18.9%

* Less than 1%

(1) Unless otherwise indicated, based on 39,003,986 shares of common stock issued and outstanding as of the Record Date. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2) Includes 1,400,000 shares in the name of Mr. Hu’s wife, Fay Luan, of which he has beneficial ownership.

(3) Includes 700,000 shares in the name of Mr. Hedrick’s wife, Alexandria M. Hedrick and 600,000 shares in the name of Hemisphere Group, an entity principally owned and controlled by Mr. Hedrick, both of which he has beneficial ownership.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

We have the authority to issue up to 100,000,000 shares of Common Stock, no par value. As of July 24, 2017, there were 39,003,986 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. Our Common Stock is traded on the OTCQB market.

Preferred Stock

There is no authorized or issued and outstanding Preferred stock.

Dividend Policy

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DISSENTER’S RIGHTS

Under the California Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-K filed on April 17, 2017, which includes audited financial statements for the years ended December 31, 2016, and December 31, 2015, and the quarterly report on Form 10-Q for the quarter ended March 31, 2017, including the financial statements and financial statement schedule information included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

August__, 2017

/s/ Michael Hu

Michael Hu

President

Appendix A

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

MICHAEL HU and BERND SCHAEFERS certify that:

1. They are the president and the secretary of 2050 Motors, Inc., a California corporation.

2. Article IV of the Articles of Incorporation of this corporation is amended to read as follows:

“The total number of shares which this corporation shall be authorized to issue is: 310,000,000. Said shares shall be in 2 classes to be designated Common shares and Preferred shares. The total number of Common shares authorized shall be 300,000,000 at no par value per share; and the total number of Preferred shares shall be 10,000,000 at no par value per share.

The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.”

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendments of articles of incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 39,003,986. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: August __, 2017

/s/ Michael Hu
Michael Hu, President

/s/ Bernd Schaefers
Bernd Schaefers, Secretary